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Exhibit 1.1

HILAND PARTNERS, LP

2,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[            ], 2005

A.G. EDWARDS & SONS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
RBC CAPITAL MARKETS CORPORATION
     c/o A.G. Edwards & Sons, Inc.
    One North Jefferson Avenue
    St. Louis, Missouri 63103

        The undersigned, Hiland Partners, LP, a Delaware limited partnership (the "Partnership"), Hiland Operating, LLC, a Delaware limited liability company (the "Operating Company"), Hiland Partners GP, LLC, a Delaware limited liability company (the "General Partner"), Continental Gas, Inc., an Oklahoma corporation ("Continental Gas"), Hiland Partners, LLC, an Oklahoma limited liability company ("Hiland"), and Hiland Energy Partners, LLC, a Delaware limited liability company ("New Hiland") hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters named below. The Partnership, the Operating Company, the General Partner, Continental Gas, Hiland and New Hiland are collectively referred to herein as the "Hiland Parties." The Partnership, the General Partner, Continental Gas, New Hiland and the other Subsidiaries (as defined in Section 4(g)) are referred to collectively herein as the "Partnership Entities." The Partnership Entities, other than Continental Gas, and the Subsidiaries, other than Continental Gas, are referred to collectively herein as the "Delaware Partnership Entities" and the "Delaware Subsidiaries," respectively. The Partnership Entities, Hiland and New Continental (as defined below), are referred to collectively herein as the "Hiland Entities."

        It is understood and agreed by all parties that the Partnership was formed to acquire, own and operate certain natural gas gathering, compressing, dehydrating, treating and processing assets, natural gas liquid fractionation assets and air and water compression assets of Continental Gas and Hiland, as described more particularly in the Prospectus (as defined herein). It is further understood and agreed by all parties that as of the date hereof:

          1.     the Partnership owns all of the limited liability company interests in the Operating Company;

          2.     the General Partner is the sole general partner of the Partnership, and Continental Gas is the sole limited partner of the Partnership;

          3.     Equity Financial Services, Inc., an Oklahoma corporation ("Equity Financial Services"), the Harold Hamm HJ Trust, the Harold Hamm DST Trust (collectively, the "Hamm Trusts") and Continental Gas own all of the limited liability company interests in the General Partner;

          4.     Equity Financial Services and the Hamm Trusts own all of the limited liability company interests in Hiland;

          5.     Hiland owns all of the limited liability company interests in New Hiland;

          6.     the Hamm Trusts and Harold Hamm own all of the capital stock of Continental Gas and all of the capital stock of Continental Gas Holdings, Inc., a Delaware corporation ("New Continental");

          7.     New Continental owns all of the limited liability company interests in Hiland GP, LLC, a Delaware limited liability company ("GP Subsidiary") and in Hiland LP, LLC, a Delaware limited liability company ("LP Subsidiary");

          8.     Harold Hamm owns all of the limited liability company interests in [HH GP Holding, LLC], a Delaware limited liability company ("HH Holding");

          9.     Harold Hamm, Randy Moeder and the Hamm Trusts have entered into the Investors' Agreement dated as of October 19, 2004 (as amended, the "Investors' Agreement") providing for the contribution of assets and liabilities to the Partnership and the receipt of Units in exchange therefor;

          10.   Continental Gas is the borrower under the Term Loan Facility of up to $25 million and Revolving Credit Facility of up to $10 million with Union Bank of California, N.A., and the other financial institutions party thereto dated October 22, 2003, as amended (collectively with the other financing documents entered into in connection therewith, the "Continental Gas Facility"); Hiland is the borrower under the Restated Loan Agreement with MidFirst Bank, dated November 24, 2004, as amended (collectively with the other financing documents entered into in connection therewith, the "Hiland Facility"); and New Hiland is the borrower under the Restated Loan Agreement with MidFirst Bank, dated November 24, 2004, as amended (collectively with the other financing documents entered into in connection therewith, the "New Hiland Facility");

          11.   the Operating Company has entered into and is the borrower, and the Partnership and the other Subsidiaries have guaranteed the obligations of the Operating Company, under the $55,000,000 Revolving Loan Credit Agreement with MidFirst Bank and the other lenders party thereto dated as of [    ], 2005 (collectively with the other financing documents entered into in connection therewith, the "Credit Facility"); and

        It is further understood and agreed to by all parties that, on or prior to the Closing Date, the following transactions will occur:

          1.     Hiland will convey all of its assets, other than the natural gas gathering pipelines, processing plant, compressor stations and fractionation facility located in eastern Montana and known collectively as the "Bakken Gathering System" to New Hiland as a capital contribution;

          2.     New Hiland will distribute its working capital assets to Hiland and Hiland will distribute such working capital assets and all of the limited liability company interests in New Hiland to its members, Equity Financial Services and the Hamm Trusts, in proportion to their ownership of Hiland;

          3.     the Hamm Trusts will convey all of their limited liability company interests in Hiland to Harold Hamm, and Harold Hamm and Equity Financial Services will guarantee [Hiland's indebtedness under the Hiland Facility];

          4.     Harold Hamm and the Hamm Trusts will convey all of the stock of Continental Gas to New Continental as a capital contribution;

          5.     New Continental will convey 0.001% of the stock of Continental Gas to GP Subsidiary as a capital contribution and 99.999% of the stock of Continental Gas to LP Subsidiary as a capital contribution;

          6.     Continental Gas will convert to an Oklahoma limited partnership (the "Continental Gas Conversion"), in which GP Subsidiary will be the sole general partner with a 0.001% general partner interest and in which LP Subsidiary will be the sole limited partner with a 99.999% limited partner interest (any plans, agreements, certificates or other instruments entered into in connection therewith being collectively referred to herein as the "Conversion Documents");

          7.     Continental Gas will distribute all of its working capital assets and all of its limited liability company interests in the General Partner to GP Subsidiary and LP Subsidiary in proportion to their partnership interests in Continental Gas, and GP Subsidiary and LP subsidiary will distribute such working capital assets and limited liability company interests to New Continental;

          8.     Equity Financial Services and the Hamm Trusts will convey to the General Partner limited liability company interests in New Hiland and New Continental will convey to the General Partner limited liability company interests in LP Subsidiary, in each case in proportion to their ownership of the General Partner and as a capital contribution having an aggregate value equal to 2% of the equity value of the Partnership after the closing of the offering of the Firm Units (as defined below) (the "GP Contribution Interests");

          9.     HH Holding will convey $0.94, Randy Moeder will convey $0.04 and Kenny Maples will convey $0.02 to the General Partner as capital contributions in each case exchange for proportionate voting limited liability company interests in the General Partner that are not entitled to any distributions or allocations of income or loss (collectively, the "Voting Member Interests");

          10.   the General Partner will convey the GP Contribution Interests to the Partnership as a capital contribution in exchange for the continuation of its 2% general partner interest and the Incentive Distribution Rights (as defined below);

          11.   Equity Financial Services and the Hamm Trusts will convey the remaining limited liability company interests in New Hiland to the Partnership as a capital contribution in exchange for [    ] and [    ] common units (as defined in the Partnership Agreement (defined below), "Common Units") representing [    ]% and [    ]% interests in the Partnership, respectively, and [    ] and [    ] subordinated units (as defined in the Partnership Agreement, "Subordinated Units") representing [    ]% and [    ]% interests in the Partnership, respectively;

          12.   New Continental will convey all of the limited liability company interests in GP Subsidiary and all of the remaining limited liability company interests in LP Subsidiary owned by it to the Partnership as a capital contribution in exchange for [    ] Common Units representing a [    ]% interest in the Partnership and [    ] Subordinated Units representing a [    ]% interest in the Partnership;

          13.   the public offering of the Firm Units contemplated hereby will be consummated;

          14.   the Partnership will convey as a capital contribution (a) $[    ] million of the net offering proceeds to Continental Gas for its use in retiring the Continental Gas Facility, (b) $[11.8] million of the net offering proceeds to New Hiland for its use in retiring the New Hiland Facility and (c) $[    ] million of the net offering proceeds to the Operating Company to replenish working capital;

          15.   the Partnership will convey all of the limited liability company interests in GP Subsidiary, LP Subsidiary and New Hiland to the Operating Company as a capital contribution; and

          16.   the [Partnership Entity] and Continental Resources, Inc., an Oklahoma corporation ("Resources"), will enter into a compression services agreement under which [Partnership Entity] will provide air and water compression services to Resources (the "Services Agreement").

        The transactions described above in clauses (1)-(16) are referred to herein collectively as the "Transactions." In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents, including the Investors' Agreement and Conversion Documents (collectively, the "Contribution Documents"). The Omnibus Agreement to be dated the Closing Date among [            ] is referred to herein as the "Omnibus Agreement." The Contribution Documents, the Credit Facility, the Services Agreement and the Omnibus Agreement are referred to herein collectively as the "Transaction Documents."

        1.     Description of Common Units. The Partnership proposes to issue and sell to the Underwriters 2,000,000 Common Units (the "Firm Units"). Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 300,000 Common Units (the "Option Units"), as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "Units" and are more fully described in the Prospectus hereinafter defined.

        2.     Purchase, Sale and Delivery of Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $[    ] per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

        Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at or prior to 11:00 a.m. on [            ], 2005 at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760 or at such other place as may be agreed upon between A.G. Edwards & Sons, Inc. and the Partnership (the "Place of Closing"), or at such other time and date not later than five full business days thereafter as A.G. Edwards & Sons, Inc. and the Partnership may agree, such time and date of payment and delivery being herein called the "Closing Date."

        The Partnership will cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

        It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

        It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

        3.     Purchase, Sale and Delivery of the Option Units. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 300,000 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

        The option is exercisable by the Underwriters at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the NASDAQ National Market is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by A.G. Edwards & Sons, Inc. to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the Partnership and A.G. Edwards & Sons, Inc. The Underwriters may terminate the option at any time, as to any unexercised portion thereof, by giving written notice from A.G. Edwards & Sons, Inc. to the Partnership to such effect.

        The Underwriters shall make such allocation of the Option Units among them as may be required to eliminate purchases of fractional Units.

        Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at the Place of Closing at or prior to 11:00 a.m. on the date designated in the notice given by A.G. Edwards & Sons, Inc. as provided above, or at such other time and date as A.G. Edwards & Sons, Inc. and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

        The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

        4.     Representations, Warranties and Agreements of the Hiland Parties. The Hiland Parties jointly and severally represent and warrant to and agree with each Underwriter that:

          (a)   Definitions. A registration statement (Registration No. 333-119908) on Form S-1 with respect to the Units, including any preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "SEC") and has been filed and declared effective by the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to the Underwriters. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Partnership with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it became effective under the 1933 Act (the "Effective Date"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Units may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) or Rule 462(d) of the 1933 Act Rules and Regulations (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means the prospectus as first filed with the

  SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The term "Preliminary Prospectus" as used herein shall mean each prospectus included in the Registration Statement before it becomes effective under the 1933 Act and any prospectus filed by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) of the 1933 Act Rules and Regulations. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

          (b)   No Material Misstatements or Omissions. Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of any of the Hiland Parties, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of any of the Hiland Parties, threatened to institute proceedings for any such purpose. The Registration Statement, in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto becomes effective, and the Prospectus comply or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the 1933 Act Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

          (c)   Formation and Due Qualification. Each of the Hiland Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at the Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners' or members' equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Hiland Entities has all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted and as to be conducted at the Closing Date, in each case in all material respects as described in the Prospectus.

          (d)   Ownership of Limited Liability Company Interests in the General Partner and the General Partner Interest in the Partnership. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, (i) Equity Financial Services, New Continental and the Hamm Trusts will collectively own 100% of the outstanding limited liability company interests in the General Partner entitled to allocations of profits or losses, distributions or other economic rights, and HH Holding will own 94.0% of the outstanding limited liability company interests in the General Partner having any voting rights. All of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the "General Partner LLC Agreement"), fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")), and Equity Financial Services, New Continental, the Hamm Trusts and HH Holding will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership, such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the "Partnership Agreement"), and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus), security interests, equities, charges or claims.

          (e)   Ownership of Sponsor Units and the Incentive Distribution Rights. Assuming no purchase by the Underwriters of any Option Units on the Closing Date, at the Closing Date, after giving effect to the Transactions, (i) New Continental will own [            ] Common Units and [            ] Subordinated Units, (ii) Equity Financial Services will own [            ] Common Units and [            ] Subordinated Units, (iii) the Hamm Trusts will collectively own [            ] Common Units and [            ] Subordinated Units (all such Common Units and Subordinated Units being collectively referred to herein as the "Sponsor Units") as described in the Prospectus and (iv) the General Partner will own all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the "Incentive Distribution Rights"); all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and New Continental, Equity Financial Services and the Hamm Trusts will own their respective Sponsor Units and the General Partner will own the Incentive Distribution Rights free and clear of all liens, encumbrances (except with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims.

          (f)    Valid Issuance of the Units. At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

          (g)   Ownership of the Subsidiaries. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will, directly or indirectly, own 100% of the limited liability company interests or partnership interests, as the case may be, in the Operating Company, New Hiland, GP Subsidiary, LP Subsidiary and Continental Gas (the "Subsidiaries") free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Credit Facility. At the Closing Date and the Option Closing Date, such limited liability company interests or partnership interests, as the case may be, will be duly authorized and validly issued in accordance with the limited liability company or limited partnership agreements, as the case may be, of the respective Subsidiaries, and will be fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, in the case of a Delaware limited liability company, or Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act"), in the case of a Delaware limited partnership).

          (h)   No Other Subsidiaries. Other than ownership interests in the Subsidiaries, the Partnership does not own, and at the Closing Date and the Option Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (i)    No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities.

          (j)    Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Transaction Documents. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Hiland Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 4(l)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

          (k)   Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Hiland Parties.

          (l)    Enforceability of Other Agreements. At or before the Closing Date:

              (i)  the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner, New Continental, the Hamm Trusts and Equity Financial Services and will be a valid and legally binding agreement of the General Partner, New Continental, the Hamm Trusts and Equity Financial Services, enforceable against each of them in accordance with its terms;

             (ii)  the General Partner LLC Agreement and the limited liability company agreement or limited partnership agreement, as applicable, of each of the Subsidiaries (together with the Partnership Agreement, the "Partnership Entity Operative Agreements") will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms; and

            (iii)  each of the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 4(l), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Partnership Entity Operative Agreements and the Transaction Documents are herein collectively referred to as the "Operative Agreements."

          (m)  No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities which are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Hiland Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Hiland Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Hiland Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Hiland Entities (other than liens created under the Credit Facility or the Hiland Facility), which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Hiland Entities to perform their obligations under this Agreement or the Operative Agreements.

          (n)   No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over any of the Hiland Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Hiland Entities party hereto and thereto, or the consummation by the Hiland Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) as described in the Prospectus, (ii) for registration of the Units under the 1933 Act and consents required under the Securities Exchange Act of 1934, as amended (the "1934 Act") and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) for such consents that have been, or prior to the Closing Date will be, obtained, and (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Hiland Entities to perform their obligations under this Agreement or the Operative Agreements.

          (o)   No Default. None of the Hiland Entities is (i) in violation of its partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Hiland Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Hiland Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Hiland Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Hiland Entities to perform their obligations under this Agreement or the Operative Agreements.

          (p)   Conformity of Securities to Descriptions in the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (q)   Independent Public Accountants. The accountants, Grant Thornton LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), were independent [registered] public accountants with respect to the Partnership and the General Partner as required by the 1933 Act and the 1933 Act Rules and Regulations during the periods covered by the financial statements on which they reported.

          (r)   Financial Statements. As of September 30, 2004, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma information set forth under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (s)   No Material Adverse Change. None of the Hiland Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Hiland Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of any Hiland Entity and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' equity, members' equity, net worth or results of operations of the Hiland Entities.

          (t)    Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Hiland Parties, threatened, against any of the Hiland Entities, or to which any of the Hiland Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

          (u)   Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Hiland Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Hiland Entity on the other hand, that is required to be described in the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Hiland Entity to or for the benefit of any of the officers, directors or managers of any Hiland Entity or their respective family members, except as disclosed in the Prospectus. No Hiland Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director, manager or executive officer of any Hiland Entity.

          (v)   Title to Properties. Upon consummation of the Transactions on the Closing Date, each Subsidiary will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Prospectus, (ii) that arise under the Credit Facility, (iii) liens or security interests securing indebtedness expressly assumed by any of the Subsidiaries pursuant to the Transaction Documents or (iv) as do not materially affect the value of such property taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided that, with respect to any real property and buildings held under lease by any Subsidiary, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

          (w)  Rights-of-Way. Upon consummation of the Transactions on the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has, or upon consummation of the Transactions at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (x)   Sufficiency of Contribution Documents. The Contribution Documents were or will be legally sufficient to transfer or convey to the Subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership and the Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Prospectus. The Subsidiaries, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents.

          (y)   Continental Gas Conversion. All documents necessary to effect the Continental Gas Conversion have been or will be duly and validly authorized, executed, delivered and filed with the appropriate state authorities and conform or will conform to the requirements of applicable law. On or prior to the Closing Date, (i) the Continental Gas Conversion will have been duly and validly completed and legally sufficient to vest in Continental Gas (as a limited partnership) all right, title and interest in the properties of Continental Gas (as a corporation) before the Continental Gas Conversion and (ii) Continental Gas will be an Oklahoma limited partnership.

          (z)   Permits. Each of the Partnership Entities has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Hiland Entities to perform their obligations under this Agreement or the Operative Agreements; except as set forth in the Prospectus, each of the Partnership Entities has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Hiland Entities to perform their obligations under this Agreement or the Operative Agreements; and, except as described in the Prospectus, none of such permits contains, or at the Closing Date will contain, any restriction that is materially burdensome to the Partnership Entities taken as a whole.

          (aa) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) Tax Returns. Each of the Hiland Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

          (cc) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "public utility company," a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

          (dd) Environmental Compliance. The Hiland Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (ee) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the NASDAQ National Market that pertain thereto that are effective, and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the NASDAQ National Market that pertain thereto upon the effectiveness of such provisions.

          (ff)  No Labor Dispute. No material labor dispute with the employees of the Hiland Entities exists or, to the knowledge of any of the Hiland Parties, is imminent.

          (gg) Insurance. The Hiland Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Hiland Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (hh) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Hiland Parties, threatened, to which any of the Hiland Entities is or may be a party or to which the business or property of any of the Hiland Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Hiland Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

          (ii)   Private Placement. The sale and issuance of (i) the Sponsor Units to Equity Financial Services, the Hamm Trusts and New Continental and (ii) the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the 1933 Act, the 1933 Act Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Hiland Entities has taken or will take any action that would cause the loss of such exemption.

          (jj)   No Distribution of Other Offering Materials. None of the Hiland Entities have distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and the 1933 Act Rules and Regulations, including Rule 134 of the 1933 Act Rules and Regulations.

          (kk) Listing. The Units have been approved for quotation on the NASDAQ National Market, subject only to official notice of issuance.

          (ll)   Directed Unit Sales. None of the Directed Units (as defined in Section 5(o) below) distributed in connection with the Directed Unit Program (as defined in Section 5(o) below) will be offered or sold outside of the United States. None of the Hiland Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Hiland Entities to alter the customer's or supplier's level or type of business with the Hiland Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Hiland Entities or their products or services.

          (mm) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Hiland Entity and any person that would give rise to a valid claim against any Hiland Entity or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

          (nn) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.

        Any certificate signed by any officer of any Hiland Party and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Hiland Party to each Underwriter as to the matters covered thereby.

        5.     Additional Covenants. The Hiland Parties jointly and severally covenant and agree with the several Underwriters that:

          (a)   The Partnership will timely transmit copies of the Prospectus in a form approved by the Underwriters, and any amendments or supplements thereto (subject to the provisions of this Section 5), to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations or, if applicable, Rule 430A(a)(3) of the 1933 Act Rules and Regulations.

          (b)   The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus, Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Underwriters, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

          (c)   The Partnership will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (d)   During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

          (e)   If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (f)    During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

          (g)   In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders, an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

          (h)   The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished, delivered or made available under this paragraph (h) shall be furnished, delivered or made available as soon as practicable after such report, document or information becomes publicly available.

          (i)    The Hiland Parties will not, during the 180 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing or the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. Notwithstanding the foregoing or the provisions of the letters referred to in paragraph (m) below, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with National Association of Securities Dealers, Inc. ("NASD") Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this paragraph (i) and the letters referred to in paragraph (m) below shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          (j)    The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Prospectus and will file with the SEC such information on Form 10-K or Form 10-Q as may be required by Rule 463 of the 1933 Act Rules and Regulations.

          (k)   The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

          (l)    The Partnership will obtain approval for, and maintain the quotation of the Units on, the NASDAQ National Market.

          (m)  The Hiland Parties will cause the directors and officers of the General Partner and each of the Hamm Trusts, Equity Financial Services and New Continental to furnish to the Underwriters, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case during the 180 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc.

          (n)   If the Partnership elects to rely on Rule 462(b) of the 1933 Act Rules and Regulations, the Partnership shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Rules and Regulations by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

          (o)   It is understood that up to [                        ] of the Firm Units (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Hiland Entities ("Directed Unit Participants") upon the terms and conditions set forth in the Prospectus (the "Directed Unit Program") and in accordance with the rules and regulations of the NASD and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by A.G. Edwards & Sons, Inc. from the Partnership. Under no circumstances will A.G. Edwards & Sons, Inc. or any Underwriter be liable to any Hiland Entity or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

        6.     Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Hiland Parties contained herein, to the performance by the Hiland Parties of their covenants and obligations hereunder, and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with the consent of the Underwriters, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b) of the 1933 Act Rules and Regulations, the Abbreviated Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. New York time, on the date hereof, or (ii) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b)   No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters (after consultation with counsel) is material, or omits to state a fact which, in the opinion of the Underwriters (after consultation with counsel) is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)   On the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit A hereto.

          (d)   On the Closing Date, the Underwriters shall have received the opinion of [            ], opining as to the laws of Oklahoma, [            ], opining as to the laws of Wyoming and [            ], opining as to the laws of North Dakota, addressed to the Underwriters and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibits B-1 and B-2 hereto.

          (e)   The Underwriters shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Underwriters may reasonably require; and the Hiland Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (f)    At the time of execution of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received from Grant Thornton LLP, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, a letter or letters in form and substance satisfactory to the Underwriters, confirming that they are independent public accountants with respect to the Partnership and the General Partner within the meaning of the 1933 Act and 1933 Act Rules and Regulations, to the effect set forth on Exhibit C hereto.

          (g)   Except as set forth in the Registration Statement and the Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Registration Statement and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Partnership Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capitalization or short-term or long-term debt of the Partnership Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, partners' or members' equity, business, affairs, management, prospects, results of operations or cash flow of the Partnership Entities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

          (h)   There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ National Market, or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the NASDAQ National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any Missouri authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in the judgment of the Underwriters impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

          (i)    The Underwriters shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by chief executive officer and the chief financial officer, in their capacities as such, of each of the Hiland Parties, stating that:

            (i)    the conditions set forth in Section 6(a) have been fully satisfied;

            (ii)   they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and, in their opinion, (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of its issue date and as of the Closing Date (and, if applicable, the Option Closing Date), the Prospectus did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

            (iii)  all representations and warranties made herein by the Hiland Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date; and all agreements and obligations herein to be performed or complied with by the Hiland Parties on or prior to such Closing Date have been duly performed and complied with by the Hiland Parties; and all conditions set forth herein have been fulfilled;

            (iv)  no event contemplated by Section 6(g) has occurred; and

            (v)   covering such other matters as the Underwriters may reasonably request.

          (j)    The Hiland Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

          (k)   The Partnership shall have furnished to the Underwriters at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

          (l)    The NASDAQ National Market shall have approved the Units for quotation, subject only to official notice of issuance.

          (m)  The Underwriters shall have received duly and validly executed letter agreements referred to in Section 5(m) hereof.

          (n)   All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Units, the Sponsor Units, the Incentive Distribution Rights, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and by the Operative Agreements shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Hiland Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

17

          (o)   The Underwriters shall have received evidence satisfactory to them that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the Credit Facility, in each case as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Underwriters and which, in the judgment of the Underwriters, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Prospectus.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

        If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by the Underwriters in writing, this Agreement may be terminated by the Underwriters on notice to the Partnership.

        7.     Indemnification and Contribution. (a) The Hiland Parties, jointly and severally, will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Hiland Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by A.G. Edwards & Sons, Inc. or by any Underwriter through A.G. Edwards & Sons, Inc., expressly for use in the preparation thereof (as provided in Section 13 hereof); provided, further that with respect to any Preliminary Prospectus, the foregoing indemnity in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability, action or expense purchased Units, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense.

        In connection with the offer and sale of the Directed Units, the Hiland Parties, jointly and severally, will indemnify and hold harmless A.G. Edwards & Sons, Inc. from and against any losses, damages or liabilities (or actions or claims in respect thereof) which (i) arise out of or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Hiland Entity for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) are otherwise related to the Directed Unit Program, other than losses, damages or liabilities (or expenses relating thereto) finally judicially determined to have resulted directly from the bad faith or gross negligence or willful misconduct of A.G. Edwards & Sons, Inc. The Hiland Parties, jointly and severally, will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership).

        (b)   Each Underwriter, severally and not jointly, will indemnify and hold harmless the Hiland Parties from and against any losses, damages or liabilities to which the Hiland Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by A.G. Edwards & Sons, Inc. or by any Underwriter through A.G. Edwards & Sons, Inc., expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Hiland Parties for any legal or other expenses incurred by the Hiland Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

        (c)   Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the claim or action, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such any claim or action shall be brought against any such indemnified party and it shall notify each indemnifying party thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that, notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a) hereof, then in addition to any such firm for the indemnified parties, the indemnifying parties shall be liable for the fees and expenses of not more than one additional firm for A.G. Edwards & Sons, Inc. for the defense of any loss, damage or liability arising out of the Directed Unit Program.

        (d)   If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Hiland Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Hiland Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Hiland Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units provided for in this Agreement (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Hiland Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Hiland Parties, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Hiland Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

        (e)   The obligations of the Hiland Parties under this Section 7 shall be in addition to any liability that the Hiland Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the General Partner who signed the Registration Statement and to each person, if any, who controls the Hiland Parties within the meaning of the 1933 Act.

        8.     Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Hiland Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Hiland Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

        9.     Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, the non-defaulting Underwriters or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

        (b)   If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

        (c)   If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Hiland Parties except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.   Termination. (a) This Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

        (b)   This Agreement also may be terminated by the Underwriters, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

        If the Underwriters terminate this Agreement as provided in Sections 10(a) or 10(b), they shall notify the Partnership by telephone or telegram, confirmed by letter.

        11.   Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants and the fees and expenses of counsel for the Partnership, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the NASDAQ National Market; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

        If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a) (other than pursuant to Section 6(h)(i), (iii), (iv) or (v)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

        12.   Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: T. Frank Murphy, Managing Director, Corporate Finance, facsimile number (314) 955-7387, with a copy to Doug Kelly, Attention: General Counsel, facsimile number (314) 955-5913, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at Hiland Partners, LP, 205 West Maple, Suite 1100, Enid Oklahoma 73701, facsimile number (580) 548-5188. [Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.]

        13.   Information Furnished by Underwriters. The statements set forth in the [fourth, twelfth, thirteenth, fourteenth, fifteenth, and sixteenth] paragraphs and the third sentence of the seventh paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 4(b) and Section 7 hereof.

        14.   Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Hiland Parties, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 7 hereof (to the extent provided in Section 7) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

        15.   Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        16.   Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        17.   Time of Essence. Time shall be of the essence of this Agreement.

        18.   Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

        If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Hiland Parties and the Underwriters.

HILAND PARTNERS, LP
By:	Hiland Partners GP, LLC, its General Partner
By:
Name:
Title:
HILAND PARTNERS GP, LLC
By:
Name:
Title:
HILAND OPERATING, LLC
By:
Name:
Title:
CONTINENTAL GAS, INC.
By:
Name:
Title:
HILAND PARTNERS, LLC
By:
Name:
Title:

Signature Page to Underwriting Agreement

HILAND ENERGY PARTNERS, LLC
By:
Name:
Title:

Signature Page to Underwriting Agreement

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule I hereto.

A.G. EDWARDS & SONS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
RBC CAPITAL MARKETS CORPORATION

By:	A.G. EDWARDS & SONS, INC.
By:
Title:

SCHEDULE I

Allocation of Units

Name	Number of Units
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Total	2,000,000

SCHEDULE II

Foreign Qualifications

[To come.]

EXHIBIT A

Opinion of Vinson & Elkins L.L.P.

        1.     Formation and Due Qualification. Each of the Delaware Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware with all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Prospectus. Each of the Delaware Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth under its name on Schedule II to this Agreement.

        2.     Ownership of Limited Liability Company Interests in the General Partner and the General Partner Interest in the Partnership. Equity Financial Services, New Continental and the Hamm Trusts collectively own 100% of the outstanding limited liability company interests in the General Partner entitled to allocations of profits or losses, distributions or other economic rights, and HH Holding owns 94.0% of the outstanding limited liability company interests in the General Partner having any voting rights. All of such interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), and Equity Financial Services, New Continental, the Hamm Trusts and HH Holding own such interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

        3.     Ownership of the Sponsor Units. The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"). New Continental owns [            ] Common Units and [            ] Subordinated Units, Equity Financial Services owns [            ] Common Units and [            ] Subordinated Units, the Hamm Trusts collectively own [            ] Common Units and [            ] Subordinated Units and the General Partner owns all of the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

        4.     Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and, other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the date of such opinion.

        5.     Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, 100% of the limited liability company interests in the Delaware Subsidiaries; such interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of the Delaware Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) in each case free and clear of all liens, encumbrances, security interests, charges or claims, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or any Subsidiary as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than liens created pursuant to the Credit Facility.

        6.     No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity pursuant to any partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document of any Partnership Entity or any other agreement or instrument listed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity other than as described in the Prospectus, as provided in the Partnership Agreement or as have been waived.

        7.     Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Transaction Documents and the Partnership Agreement.

        8.     Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership, the General Partner, the Operating Company and New Hiland.

        9.     Enforceability of Other Agreements. Each of the Operative Agreements to which any of the Delaware Partnership Entities or New Continental (collectively, the "Delaware Partnership Parties") is a party has been duly authorized and validly executed and delivered by each of the Delaware Partnership Parties party thereto. Each of the Operative Agreements governed by Texas, Delaware [or New York] law constitutes a valid and legally binding agreement of the Hiland Entities party thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

        10.   No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other constituent document of any of the Delaware Partnership Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under (A) any Transaction Document, (B) any agreement or other instrument filed as an exhibit to the Registration Statement or (C) any indenture, loan agreement or other material agreement or instrument to which any of the Hiland Entities is a party or by which any of their properties may be bound, (iii) violates or will violate (A) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the "DGCL"), the laws of the State of Texas [or New York] or federal law or (B) any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Hiland Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties, which conflict, breach, violation, default or lien in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Hiland Entities to perform their respective obligations under this Agreement or the Operative Agreements; provided, however, that no opinion is expressed pursuant to this paragraph with respect to securities anti-fraud statutes and other anti-fraud statutes, rules or regulations.

        11.   No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law [, New York law] or

federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Hiland Entities party hereto and thereto or the consummation by the Hiland Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under the 1933 Act, the 1934 Act and under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or (iv) as disclosed in the Prospectus.

        12.   Accuracy of Statements. The statements set forth in the Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Our Indebtedness," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility," "Business—Regulation," "Business—Environmental Matters," "Certain Relationships and Related Party Transactions," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units," "Description of the Subordinated Units," "The Partnership Agreement" and "Investment in Hiland Partners, LP by Employee Benefit Plans," insofar as they describe any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and complete in all material respects; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions "Summary—The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

        13.   Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

        14.   Effectiveness of Registration Statement. The Registration Statement was declared effective under the 1933 Act on [    ], 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

        15.   Compliance as to Form. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion (other than the financial statements, the notes and schedules thereto and other financial and statistical data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

        16.   Investment Company Act/Public Utility Holding Company Act. None of the Partnership Entities is an "investment company," within the meaning of the Investment Company Act, or a "public utility company" or "holding company" within the meaning of the 1935 Act.

        17.   Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

        18.   Private Placement. The offer, sale and issuance of (i) the Sponsor Units to Equity Financial Services, New Continental and the Hamm Trusts and (ii) the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the 1933 Act.

        19.   No Additional Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of Texas for the liabilities of the Subsidiaries, and the Unitholders will not be liable under the laws of the State of Texas for the liabilities of the Partnership or the Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Hiland Entities, the independent public accountants of the Partnership, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Hiland Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law [and New York law], (iv) state that they express no opinion with respect to the title of any of the Hiland Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (v) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Hiland Entities may be subject.

EXHIBIT B-1

Oklahoma Local Counsel Opinion

        1.     Due Qualification. Each of the [applicable Partnership Entities] has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of Oklahoma.

        2.     Existence; Power and Authority. Each of Continental Gas and Hiland (the "Oklahoma Entities") has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Oklahoma. Each of the Oklahoma Entities has all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Prospectus. Each of the Partnership Entities has all limited partnership or limited liability company, as the case may be, power and authority under the laws of the State of Oklahoma necessary to own or lease its properties and to conduct its business in the State of Oklahoma, in each case in all material respects as described in the Prospectus.

        3.     Ownership. GP Subsidiary and LP Subsidiary own 100% of the partnership interests in Continental Gas; such interests have been duly authorized and validly issued in accordance with the limited partnership agreement of Continental Gas, and are fully paid (to the extent required under its limited partnership agreement) and nonassessable, in each case free and clear of all liens, encumbrances, security interests, charges or claims, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Partnership or any Subsidiary as debtor is on file as of a recent date in the office of the Secretary of State of the State of Oklahoma or (ii) otherwise known to such counsel, without independent investigation, other than liens created pursuant to the Credit Facility.

        4.     Limited Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of Oklahoma for the liabilities of the Subsidiaries, and the Unitholders will not be liable under the laws of the State of Oklahoma for the liabilities of the Partnership or the Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

        5.     Conversion. All documents necessary to effect the Continental Gas Conversion under the laws of the State of Oklahoma have been duly and validly authorized, executed, delivered and filed with the appropriate state authorities and conform to the requirements of the laws of the State of Oklahoma. The Continental Gas Conversion has been duly and validly completed and was legally sufficient under the laws of the State of Oklahoma to vest in Continental Gas (as a limited partnership) all right, title and interest in the properties of Continental Gas (as a corporation) before the Continental Gas Conversion, and Continental Gas is an Oklahoma limited partnership. Each of the Conversion Documents (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Oklahoma, to the extent such recordation is required, and, upon proper recordation of any of such Conversion Documents in the appropriate records of the applicable counties of the State of Oklahoma, will constitute notice to all third parties under the recordation statutes of the State of Oklahoma concerning record title to the Oklahoma real property interests transferred by operation of law pursuant to the Continental Gas Conversion; recordation of such Conversion Documents in the office of the [insert applicable office] for each county in which any Partnership Entity owns property is the appropriate public office in the State of Oklahoma for the recordation of Conversion Documents relating to interests in real property located in such county.

        6.     No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of Oklahoma having jurisdiction over any of the Hiland Entities or any of their respective properties is required in connection with the offering, issuance and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and the Operative Agreements by the Hiland Entities party hereto and thereto or the consummation by the Hiland Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of Oklahoma by the Partnership Entities or (iv) as disclosed in the Prospectus.

        7.     No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of formation or conversion, limited liability company agreement, limited partnership agreement or other constituent document of any of the Oklahoma Entities, (ii) violates or will violate any statute of the State of Oklahoma or any rule, regulation or, to such counsel's knowledge after due inquiry, any order of any agency of the State of Oklahoma having jurisdiction over any of the Hiland Entities or any of their respective properties or (iii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities in the State of Oklahoma, which conflict, breach, violation or lien in the case of clauses (ii) or (iii) would have a material adverse effect on the Unitholders or the operations conducted or to be conducted as described in the Prospectus in the State of Oklahoma by the Partnership Entities.

        8.     Enforceability of Operative Agreements. Each Operative Agreement to which any of the Oklahoma Entities is a party has been duly authorized and validly executed and delivered by each of the Oklahoma Entities party thereto. Each of the Operative Agreements governed by Oklahoma law constitutes a valid and legally binding agreement of the Hiland Entities party thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

        9.     Permits. To such counsel's knowledge after due inquiry, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") of the State of Oklahoma as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of Oklahoma by the Partnership Entities.

        10.   Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Oklahoma Entities.

        In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Hiland Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that their opinion is limited to the laws of the State of Oklahoma and (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Hiland Entities may be subject.

EXHIBIT B-2

Wyoming/North Dakota Local Counsel Opinion

        1.     Due Qualification. Each of the [applicable Partnership Entities] has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of [Wyoming][North Dakota].

        2.     Power and Authority. Each of the Partnership Entities has all limited partnership or limited liability company, as applicable, power and authority under the laws of the State of [Wyoming][North Dakota] necessary to own or lease its properties and to conduct its business in the State of [Wyoming][North Dakota], in each case in all material respects as described in the Prospectus.

        3.     Limited Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of [Wyoming][North Dakota] for the liabilities of the Subsidiaries, and the Unitholders will not be liable under the laws of the State of [Wyoming][North Dakota] for the liabilities of the Partnership or the Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

        4.     Conversion. All documents necessary to effect the Continental Gas Conversion under the laws of the State of [Wyoming][North Dakota] have been duly and validly authorized, executed, delivered and filed with the appropriate state authorities and conform to the requirements of the laws of the State of [Wyoming][North Dakota]. The Continental Gas Conversion was legally sufficient under the laws of the State of [Wyoming][North Dakota] to vest in Continental Gas (as a limited partnership) the assets of Continental Gas (as a corporation) before the Continental Gas Conversion located in the State of [Wyoming][North Dakota].

        5.     No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [Wyoming][North Dakota] having jurisdiction over any of the Hiland Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and the Operative Agreements by the Hiland Entities party hereto and thereto or the consummation by the Hiland Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Unites by the Underwriters, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [Wyoming][North Dakota] by the Partnership Entities or (iv) as disclosed in the Prospectus.

        6.     No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) violates or will violate any statute of the State of [Wyoming][North Dakota] or any rule, regulation or, to such counsel's knowledge after due inquiry, any order of any agency of the State of [Wyoming][North Dakota] having jurisdiction over any of the Hiland Entities or any of their respective properties or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities in the State of [Wyoming] [North Dakota], which violation or lien would have a material adverse effect on the Unitholders or the operations conducted or to be conducted as described in the Prospectus in the State of [Wyoming][North Dakota] by the Partnership Entities.

        7.     Enforceability of Transaction Documents. Each of the Transaction Documents (i) governed by [Wyoming] [North Dakota] law or (ii) relating to the transfer of property in the State of [Wyoming][North Dakota] (if governed by laws other than [Wyoming] [North Dakota], to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto), constitutes a valid and legally binding agreement of the parties thereto under the laws of the State of [Wyoming][North Dakota], enforceable against such parties in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

        8.     Sufficiency of Contribution Documents. Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee or successor, as the case may be, thereunder all right, title and interest of the transferor or predecessor, as the case may be, stated therein in and to the properties located in the State of [Wyoming][North Dakota] as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles and other property requiring conveyance of certificated title, as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title.

        9.     Form of Deeds and Assignments. Each of the Contribution Documents that are deeds or real property assignments (including, without limitation, the form of the exhibits and schedules thereto) and each of the Conversion Documents is in a form legally sufficient for recordation in the appropriate public offices of the State of [Wyoming][North Dakota], to the extent such recordation is required to evidence title to the properties covered thereby in the transferee or successor, as the case may be, thereunder, and, upon proper recordation of any of such deeds, real property assignments or Conversion Documents, as the case may be, in the State of [Wyoming][North Dakota], will constitute notice to all third parties under the recordation statutes of the State of [Wyoming][North Dakota] concerning record title to the assets transferred thereby; recordation in the office of the [insert applicable office] for each county in which any Partnership Entity owns property is the appropriate public office in the State of [Wyoming][North Dakota] for the recordation of deeds and assignments of interests in real property located in such county, including Conversion Documents relating to real property interests located in such county.

        10.   Permits. To such counsel's knowledge after due inquiry, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") of the State of [Wyoming][North Dakota] as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [Wyoming][North Dakota] by the Partnership Entities.

        In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Hiland Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that their opinion is limited to the laws of the State of [Wyoming] [North Dakota] and (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Hiland Parties may be subject.

EXHIBIT C

Comfort Letter

        Pursuant to Section 6(f) of the Underwriting Agreement, Grant Thornton LLP shall furnish letters to the Underwriters to the effect that:

          (i)    They are independent certified public accountants with respect to the General Partner and the Partnership within the meaning of the 1933 Act and the applicable 1933 Act Rules and Regulations.

          (ii)   In their opinion, the financial statements audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable 1933 Act Rules and Regulations.

          (iii)  On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 100, Interim Financial Information, on the latest available interim financial statements of the Partnership Entities, inspection of the minute books of the Partnership Entities since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Partnership Entities responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A)  any material modifications should be made to the unaudited statements of operations, statements of stockholders' equity and changes in stockholders' equity and members' equity and statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or that the unaudited statements of operations, statements of stockholders' equity and changes in stockholders' equity and members' equity and statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related 1933 Act Rules and Regulations.

            (B)  any unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

            (C)  as of a specified date not more than five days prior to the date of such letter, there have been any changes in partnership equity or any increase in long-term debt, or any decreases in working capital, net current assets or net assets of the Partnership Entities, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

            (D)  for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (C) there were any decreases in net revenues or operating profit or the total or per unit amounts of consolidated net income or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          (iv)  In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the accounting records of the Partnership Entities for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership Entities and have found them to be in agreement.

C-1

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  Exhibit 1.1